Exhibit (a)(1)(D)

THE OFFER DESCRIBED IN THIS LETTER TO CLIENTS HAS NOT YET
COMMENCED. PLEASE DO NOT BEGIN TENDERING YOUR HOLDRS FOR
EXCHANGE AT THIS TIME. WE WILL NOTIFY YOU UPON THE COMMENCEMENT
OF THE OFFER.

Offer To Exchange
Depositary Trust Receipts issued by
Semiconductor HOLDRSSM Trust
for
Shares of Beneficial Interest of SMH ETF

To Our Clients:

          Enclosed for your consideration are the Offer to Exchange dated November ___, 2011 of Market Vectors ETF Trust, on behalf of Market Vectors Semiconductor ETF (the “SMH ETF”), and the related Letter of Transmittal by which SMH ETF is offering to exchange all of the outstanding depositary trust receipts (“HOLDRS”) issued by Semiconductor HOLDRSSM Trust, a depositary trust governed by the laws of the State of New York (“SMH HOLDRS Trust”), and held by a holder of HOLDRS (“SMH HOLDRS Investor”) for shares of beneficial interest of the SMH ETF, subject to certain conditions set forth in the Offer to Exchange and the related Letter of Transmittal (which, together with the Offer to Exchange, each as may be amended or supplemented from time to time, constitute the “Offer”). Each outstanding HOLDRS validly tendered by a SMH HOLDRS Investor and delivered pursuant to the Offer will be exchanged into one share of the SMH ETF. THE OFFER WILL EXPIRE AT 11:00 A.M., NEW YORK CITY TIME, ON DECEMBER ___, 2011, UNLESS EXTENDED (THAT DATE AND TIME, AS MAY BE SO EXTENDED, THE “EXPIRATION TIME”), UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER.

          We or our nominees are the holder of record of HOLDRS held for your account. A tender of your HOLDRS can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender HOLDRS held by us for your account.

          We request instructions as to whether you wish for us to tender any or all of your HOLDRS held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer.

          Your attention is called to the following:

1.	The Offer is being made for all of the outstanding HOLDRS issued by SMH HOLDRS Trust.
2.	Market Vectors ETF Trust, on behalf of the SMH ETF, intends to exchange the tendered HOLDRS for shares of beneficial interest of the SMH ETF
3.

Each outstanding HOLDRS validly tendered by a SMH HOLDRS Investor and delivered pursuant to the Offer will be exchanged into one share of the SMH ETF with an initial net asset value equal to the Rebalanced HOLDRS Securities Value (as defined in the Offer to Exchange). See answer to question “What risks are associated with the Offer and with an investment in shares of the SMH ETF?—Risks Associated with the Rebalancing Transaction.”

4.	The Offer expires at 11:00 a.m., New York City time, on December ____, 2011, unless the Offer is extended (See Section 1 “Terms of the Offer” of the Offer to Exchange).
5.

The Offer is structured so that a portion of the transaction is not expected to be taxable. BNY ConvergEx Execution Solutions LLC (the “Transition Manager”) will sell certain securities underlying your HOLDRS that are tendered for exchange in the Offer and purchase other securities in the open market such that securities purchased, together with the securities underlying the tendered HOLDRS that are not sold, conform as closely as reasonably possible to the portfolio of securities then making up the Market Vectors U.S. Listed Semiconductor 25 Index. The purchases and sales performed by the Transition Manager are hereinafter referred to as the “Rebalancing Transaction” and the securities formerly underlying the tendered HOLDRS, immediately after giving effect to the Rebalancing Transaction, are hereinafter referred to as the “Rebalanced HOLDRS Securities.” The Rebalanced HOLDRS Securities will then be exchanged into shares of the SMH ETF. If you tender your HOLDRS for exchange in the Offer, you will generally recognize taxable gains (or losses) in connection with the sales of securities underlying your HOLDRS made by the Transition Manager in the Rebalancing Transaction (See Section 13 “Mechanics Involving the Offer” of the Offer to Exchange).

6.	There is no guaranteed delivery procedure in the Offer.

7.	The Offer is subject to certain conditions described in Section 16 “Certain Conditions of the Offer” of the Offer to Exchange.
8.

You will not bear any costs of the Offer, including the fee for canceling your HOLDRS if you tender your HOLDRS for exchange in the Offer; however, because you own your HOLDRS through a broker or other securities intermediary, we may charge you a fee in connection with tendering your HOLDRS on your behalf for shares of the SMH ETF.

          If you wish to have us tender any or all of your HOLDRS, please so instruct us by completing, executing, detaching and returning to us the Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your HOLDRS, all of your HOLDRS will be tendered unless otherwise specified on the Instruction Form.

          By tendering your HOLDRS for exchange in the Offer, you will be authorizing (i) Van Eck Securities Corporation to act as your attorney-in-fact on your behalf in connection with the Rebalancing Transaction described in the Offer Documents; (ii) Van Eck Securities Corporation to retain the Transition Manager as the manager of the Rebalancing Transaction and as authorized participant when placing the initial creation order with the SMH ETF; (iii) Van Eck Securities Corporation to instruct the Transition Manager to consummate the Rebalancing Transaction on your behalf and to exchange the Rebalanced HOLDRS Securities for shares of the SMH ETF; and (iv) The Bank of New York Mellon, acting through BNY Mellon Shareowner Services, to surrender the tendered HOLDRS to the trustee of SMH HOLDRS Trust for cancellation and the transfer of the securities underlying your HOLDRS to the Transition Manager on the date of settlement, which we expect to be three trading days after the date on which the purchases and sales performed by the Transition Manager in connection with the Rebalancing Transaction are conducted; but, in each case, only if all conditions of the Offer are satisfied or waived at the Expiration Time and the SMH ETF accepts the tendered HOLDRS for exchange.

          YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO PRESENT YOUR HOLDRS FOR EXCHANGE ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME.

          THE MAKING OF THE OFFER MAY, IN SOME JURISDICTIONS, BE RESTRICTED OR PROHIBITED BY APPLICABLE LAW. THIS OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, AND MAY NOT BE ACCEPTED FROM WITHIN, ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF THE OFFER WOULD, ABSENT PRIOR REGISTRATION, FILING OR QUALIFICATION UNDER APPLICABLE LAWS, NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. ACCORDINGLY, SMH HOLDRS INVESTORS ARE REQUIRED TO INFORM THEMSELVES OF AND OBSERVE ANY SUCH RESTRICTIONS.

Very truly yours,

[Broker Name]

THE OFFER DESCRIBED IN THIS INSTRUCTION FORM HAS NOT YET
COMMENCED. PLEASE DO NOT BEGIN TENDERING YOUR HOLDRS FOR
EXCHANGE AT THIS TIME. WE WILL NOTIFY YOU UPON THE COMMENCEMENT
OF THE OFFER.

INSTRUCTION FORM
with respect to the Offer To Exchange
Depositary Trust Receipts issued by
Semiconductor HOLDRSSM Trust
for
Shares of Beneficial Interest of SMH ETF

          THIS FORM IS NOT TO BE USED TO PRESENT DEPOSITARY TRUST RECEIPTS (“HOLDRS”) FOR EXCHANGE DIRECTLY TO THE DEPOSITARY TRUST COMPANY. IT SHOULD BE SENT TO YOUR SECURITIES INTERMEDIARY ONLY IF THAT SECURITIES INTERMEDIARY IS THE HOLDER OF RECORD OF YOUR HOLDRS AND WILL BE TENDERING HOLDRS FOR EXCHANGE ON YOUR BEHALF. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US NO LATER THAN 11:00 A.M., NEW YORK CITY TIME, ON DECEMBER ___, 2011.

          DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR HOLDRS FOR EXCHANGE.

          The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange dated November ___, 2011 of Market Vectors ETF Trust, on behalf of Market Vectors Semiconductor ETF (the “SMH ETF”), and the related Letter of Transmittal by which SMH ETF is offering to exchange all of the outstanding depositary trust receipts (“HOLDRS”) issued by Semiconductor HOLDRSSM Trust, a depositary trust governed by the laws of the State of New York (“SMH HOLDRS Trust”), and held by a holder of HOLDRS (“SMH HOLDRS Investor”) for shares of beneficial interest of the SMH ETF, subject to certain conditions set forth in the Offer to Exchange and the related Letter of Transmittal. Each outstanding HOLDRS validly tendered by a SMH HOLDRS Investor and delivered pursuant to the Offer will be exchanged into one share of the SMH ETF.

          The undersigned hereby instruct(s) you to tender to SMH ETF the number of HOLDRS indicated below or, if no number is indicated, all HOLDRS held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange.

Name of Client:

Address of Client:

Telephone No. of Client:

Number of HOLDRS Tendered for Participation in the Offer to Exchange:

Signature:

☐	CHECK HERE IF YOU ARE A CORPORATION OTHER THAN AN S CORPORATION.

          By tendering the undersigned’s HOLDRS for exchange in the Offer, the undersigned hereby authorizes (i) Van Eck Securities Corporation to act as the undersigned’s attorney-in-fact on the undersigned’s behalf in connection with the Rebalancing Transaction described in the Offer to Exchange and the related Letter of Transmittal (the “Rebalancing Transaction”); (ii) Van Eck Securities Corporation to retain BNY ConvergEx Execution Solutions LLC (the “Transition Manager”) as the manager of the Rebalancing Transaction and as authorized participant when placing the initial creation order with the SMH ETF; (iii) Van Eck Securities Corporation to instruct the Transition Manager to consummate the Rebalancing Transaction on the undersigned’s behalf and to exchange the Rebalanced HOLDRS Securities for shares of the SMH ETF; and (iv) The Bank of New York Mellon, acting through BNY Mellon Shareowner Services (the “Exchange Agent”), to surrender the tendered HOLDRS to the trustee of SMH HOLDRS Trust for cancellation and the transfer of the securities underlying the undersigned’s HOLDRS to the Transition Manager on the date of settlement, which is expected to be three trading days after the date on which the purchases and sales performed by the Transition Manager in connection with the Rebalancing Transaction are conducted; but, in each case, only if all conditions of the Offer are satisfied or waived at the Expiration Time and the SMH ETF accepts the tendered HOLDRS for exchange.